EXHIBIT 23.12

                          INDEPENDENT AUDITORS' CONSENT

As independent auditors, we hereby consent to the inclusion of our report dated June 22, 1995 with respect to UroMed Technologies, Inc. in this Registration Statement on Form S-4 filed by PhyMatrix Corp.



/s/ Roy Cline, CPA

Roy Cline, CPA, PA
Altamonte Springs, Florida
September 13, 1996